Exhibit 10.g

AMENDMENT TO THE

CHANGE IN CONTROL,

SEVERANCE AND EMPLOYMENT AGREEMENT

FOR THOMAS R. NELSON

This Amendment to the Change in Control, Severance and Employment Agreement for Thomas R. Nelson (the “Amendment”), is made this 17th day of September, 2003, between Hudson United Bancorp and Hudson United Bank (collectively, the “Company”), a New Jersey corporation which maintains its principal office at 1000 MacArthur Boulevard, Mahwah, New Jersey, and Thomas R. Nelson (the “Executive”), and amends the Change in Control, Severance and Employment Agreement for Thomas R. Nelson, which was made effective as of October 1, 2002 (the “Agreement”).

WHEREAS, the Executive is presently an executive officer of the Company; and

WHEREAS, the Executive and the Company wish to amend the Agreement to clarify certain provisions therein;

NOW, THEREFORE, for the good and valuable consideration set forth herein and the Executive’s continued valuable service to the Company, the Company and the Executive, each intending to be legally bound hereby, agree as follows:

1. Paragraph 9(d) of the Agreement, relating to “Payments and Benefits,” is amended by adding the following language after the end of the first sentence thereof:

“For purposes of the calculation of the bonus amount component of the Lump Sum only, Paragraph 1(b)(ii)(B), regarding the Time of the Change of Control, will be disregarded.”

2. The Company agrees that it will not treat (for tax reporting purposes or for calculation purposes under Section 10 of the Agreement) any benefits under the Hudson United Bancorp Supplemental Employees’ Retirement Plan (the “SERP”) as parachute payments under Section 280G of the Internal Revenue Code, to the extent that such benefits were vested and accrued prior to the occurrence of the change of control, as the SERP was not adopted in contemplation of such change of control.

IN WITNESS WHEREOF, Company has caused this Amendment to be signed by its duly authorized representatives pursuant to the authority of its Board of Directors’ Compensation Committee, and the Executive has personally executed this Agreement, all as of the day and year first above written.

ATTEST:	HUDSON UNITED BANCORP AND HUDSON UNITED BANK

	By:	/s/ Charles F.X. Poggi
.		Charles F.X. Poggi
Chairman,Compensation Committee

WITNESS:	EXECUTIVE

/s/ Thomas R. Nelson
Thomas R. Nelson